EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the registration statement on Form S-8 of American Oil & Gas, Inc. of our report dated April 5, 2004, relating to the balance sheet of American Oil & Gas, Inc. as of December 31, 2003, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2003 Annual Report on Form 10-KSB of American Oil & Gas, Inc. and to the reference to our firm under the heading "Experts" in the registration statement.


                                              /s/ Wheeler Wasoff, P.C.
                                              ------------------------
                                              Wheeler Wasoff, P.C.


Denver, Colorado
January 10, 2005